Exhibit 5.1

BOSTON    CONNECTICUT    FLORIDA     NEW JERSEY    NEW YORK    WASHINGTON, D.C.

DAY PITNEY LLP
Attorneys at Law

One Jefferson Road
Parsippany, NJ 07054
T: (973) 966 6300 F: (973) 966 1015
info@daypitney.com

May 18, 2018

Independent Bank Corp.
288 Union Street
Rockland, MA 02370

Re:    Independent Bank Corp.
Registration of 300,000 Shares of Common Stock

Ladies and Gentlemen:

We refer to the Registration Statement on Form S-8 (the “Registration Statement”) filed by Independent Bank Corp., a Massachusetts corporation (the “Company”), relating to the registration under the Securities Act of 1933, as amended (the “Act”), of 300,000 shares of the Company’s common stock, par value $0.01 per share (the “Shares”), which may be offered pursuant to the Independent Bank Corp. 2018 Non-Employee Director Stock Plan (the “Plan”).
We have examined originals, or copies certified or otherwise identified to our satisfaction, of the Plan and such corporate records, documents, agreements, instruments and certificates of public officials of the Commonwealth of Massachusetts and of officers of the Company as we have deemed necessary or appropriate in order to express the opinion hereinafter set forth. We have assumed that at the time of any original issuance of the Shares under the Plan, the Company shall continue to have sufficient authorized and unissued shares of common stock reserved for issuance thereunder.
In our examination of such documents and records, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the legal capacity of natural persons and the conformity with the originals of all documents submitted to us as copies.
Based upon the foregoing and as of the date hereof, we are of the opinion that when the Registration Statement has become effective under the Act, and the Shares have been duly issued as contemplated by the Registration Statement and the Plan and for the consideration determined in accordance with the terms of the Plan, the Shares will be validly issued, fully paid and nonassessable.
The foregoing opinion is limited to the laws of the Commonwealth of Massachusetts. We express no opinion as to the effect of the law of any other jurisdiction.

 We hereby consent to the use of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not hereby concede that we are within the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,
/s/ Day Pitney LLP
DAY PITNEY LLP